EXHIBIT 99.1
NEWS RELEASE

Cleveland-Cliffs Reports Fourth-Quarter and Full-Year 2025 Results
CLEVELAND—February 9, 2026—Cleveland-Cliffs Inc. (NYSE: CLF) today reported fourth-quarter and full-year results for the period ended December 31, 2025.
Highlights
•Fourth-quarter steel shipments of 3.8 million net tons
•Fourth-quarter GAAP net loss of $235 million, or $0.44 per diluted share
•Fourth-quarter adjusted net loss1 of $0.43 per diluted share
•Liquidity of $3.3 billion
Fourth-Quarter Results
Fourth-quarter 2025 consolidated revenues were $4.3 billion, consistent with prior-year fourth-quarter consolidated revenues of $4.3 billion.
For the fourth quarter of 2025, the Company recorded a GAAP net loss of $235 million, or $0.44 per diluted share, with an adjusted net loss1 of $0.43 per diluted share. In the prior-year fourth quarter, the Company recorded a GAAP net loss of $434 million, or $0.92 per diluted share, with an adjusted net loss1 of $0.68 per diluted share.
For the fourth quarter of 2025, the Company reported an Adjusted EBITDA2 loss of $21 million, compared to an Adjusted EBITDA2 loss of $81 million in the fourth quarter of 2024.
Full-Year Results
Full-year 2025 consolidated revenues were $18.6 billion, compared to the prior year's consolidated revenues of $19.2 billion.
For the full-year 2025, the Company recorded a GAAP net loss of $1.4 billion, or $2.91 per diluted share, with an adjusted net loss1 of $2.48 per diluted share. This compares to a 2024 net loss of $714 million, or $1.58 per diluted share, with an adjusted net loss1 of $0.74 per diluted share. For the full-year 2025, Adjusted EBITDA2 was $37 million, compared to $773 million in 2024.
Lourenco Goncalves, Cliffs’ Chairman, President, and Chief Executive Officer, stated: “Our performance in 2025 was negatively affected by persistently weak production levels from the automotive sector throughout the entire year, an expiring five-year slab contract becoming value-destructive during its last year, and a newly adverse dynamic in the Canadian market. Fortunately, as we started 2026, these negative situations have all improved. At the same time, the trade environment in the United States continues to move in a very constructive direction, setting the stage for dramatically improved results this year.”
Mr. Goncalves continued: “We took the necessary actions in 2025 to set us up for future success. We optimized our footprint and exited non-core assets with minimal impact to flat-rolled output, signed multi-year contracts with all our major automotive customers, reduced unit costs year-over-year, extended our debt maturities, and lowered capital expenditures, among several other initiatives. We also delivered a record safety year, achieving the lowest Total Recordable Incident Rate since becoming a steel company, at 0.8 per 200,000 hours worked.”
Mr. Goncalves concluded: “POSCO continues to conduct due diligence as part of our recently announced strategic partnership. This remains the number one strategic priority for both Cleveland-Cliffs and POSCO, and engagement between the teams is active and ongoing. Both parties are focused on structuring a transaction that is highly accretive and strategically compelling for each company. The duration of these negotiations reflects the seriousness and potential scale of the opportunity. We are targeting signing a definitive agreement in the first half of 2026.”
Steelmaking Segment Results

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended
	2025	2024	2025	2024	Sept. 30, 2025
External Sales Volumes - In Thousands
Steel Products (net tons)	3,770	3,827	16,229	15,596	4,029
Selling Price - Per Net Ton
Average net selling price per net ton of steel products	$993	$976	$1,005	$1,081	$1,032
Operating Results - In Millions
Revenues	$4,154	$4,168	$17,953	$18,529	$4,561
Cash cost of goods sold	(4,129)	(4,212)	(17,735)	(17,616)	(4,356)
Cash margin	25	(44)	218	913	205
Depreciation, depletion, and amortization	(245)	(237)	(1,127)	(900)	(261)
Gross margin	$(220)	$(281)	$(909)	$13	$(56)

Fourth-quarter 2025 steel product sales volume of 3.8 million net tons consisted of 42% hot-rolled, 28% coated, 14% cold-rolled, 6% plate, 3% stainless and electrical, and 7% other, including slabs. Full-year 2025 steel product sales volume of 16.2 million net tons consisted of 40% hot-rolled, 28% coated, 15% cold-rolled, 5% plate, 3% stainless and electrical, and 9% other, including slabs.

Fourth-quarter 2025 Steelmaking revenues of $4.2 billion included approximately $1.2 billion, or 30%, of sales to the distributors and converters market; $1.2 billion, or 29%, of sales to the infrastructure and manufacturing market; $1.1 billion, or 28%, of sales to direct automotive customers; and $555 million, or 13%, of sales to steel producers. Full-year 2025 Steelmaking revenues of $18.0 billion included approximately $5.4 billion, or 30%, of sales to the infrastructure and manufacturing market; $5.2 billion, or 29%, of sales to the distributors and converters market; $5.0 billion, or 28%, of sales to direct automotive customers; and $2.3 billion, or 13%, of sales to steel producers.
2026 Expectations
The Company put forth the following expectations for the full-year 2026:
•Steel shipment volumes of approximately 16.5 - 17.0 million net tons
•Steel unit cost reductions of approximately $10 per net ton compared to 2025, inclusive of richer mix impact from expiration of slab contract
•Capital expenditures of approximately $700 million
•Selling, general and administrative expenses of approximately $575 million
•Depreciation, depletion and amortization of approximately $1.1 billion
•Cash Pension and OPEB payments and contributions of approximately $125 million
Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, February 9, 2026, at 8:30 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com
About Cleveland-Cliffs Inc.
Cleveland-Cliffs is a leading North America-based steel producer with focus on value-added sheet products, particularly for the automotive industry. The Company is vertically integrated from the mining of iron ore, production of pellets and direct reduced iron, and processing of ferrous scrap through primary steelmaking and downstream finishing, stamping, tooling, and tubing. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 25,000 people across its operations in the United States and Canada.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this report, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Investors are cautioned not to place undue reliance on forward-looking statements. Uncertainties and risk factors that could affect our future performance and cause results to differ from the forward-looking statements in this report include, but are not limited to: continued volatility of steel, scrap metal and iron ore market prices, which directly and indirectly impact the prices of the products that we sell to our customers; uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry; potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity and production, prevalence of steel imports and reduced market demand; severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges of one or more of our major customers, key suppliers or contractors, which, among other adverse effects, could disrupt our operations or lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; risks related to U.S. and Canadian government actions and other countries' reactions with respect to Section 232 of the Trade Expansion Act of 1962 (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports; impacts of extensive governmental regulation, including actual and potential environmental regulations relating to climate change and carbon emissions, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements, and reclamation and remediation obligations; potential impacts to the environment or exposure to hazardous substances resulting from our operations; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit our financial flexibility and cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business, or to repurchase our common shares; our ability to reduce our indebtedness or return capital to shareholders within the currently expected timeframes or at all; adverse changes in credit ratings, interest rates, foreign currency rates and tax laws; risks and uncertainties related to our ability to realize the anticipated synergies or other expected benefits of any acquisitions, including the acquisition of Stelco, any potential transaction arising out of our Memorandum of Understanding with POSCO and completing any proposed asset divestiture transactions; challenges to successfully implementing our business strategy to achieve operating results in line with our guidance; the outcome of, and costs incurred in connection with, lawsuits, claims, arbitrations or governmental proceedings relating to commercial and business disputes, antitrust claims, environmental matters, government investigations, occupational or personal injury claims, property-related matters, labor and employment matters, mineral royalty disputes, or suits involving legacy operations and other matters; supply chain disruptions or changes in the cost, quality or availability of energy sources, including electricity, natural gas and diesel fuel, water, critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap metal, chrome, zinc, other alloys, coke and metallurgical coal, and critical manufacturing equipment and spare parts; problems or disruptions associated with transporting products to our customers, moving manufacturing inputs or products internally among our facilities, or suppliers transporting raw materials and spare parts to us; our ability to implement strategic or sustaining capital projects on time and on budget; uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events; cybersecurity incidents relating to, disruptions in, or failures of, information technology systems that are managed by us or third parties that host or have access to our data or systems, including the loss, theft or corruption of our or third parties' sensitive or essential business or personal information and the inability to access or control systems, as well as emerging risks related to the adoption and regulation of artificial intelligence; liabilities and costs arising in connection with business decisions to temporarily or indefinitely idle or permanently close an operating facility or mine, which could adversely impact the carrying value of associated assets and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with resuming production at any previously idled operating facility or mine; our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks; uncertainties associated with our ability to meet customers’ and suppliers’ decarbonization goals and reduce our emissions in alignment with our own announced targets; challenges to maintaining our social license to operate with our stakeholders, including the impacts of our operations on local communities, reputational impacts of operating in a carbon-intensive industry that produces greenhouse gas emissions, and our ability to foster a consistent operational and safety track record; our actual economic mineral reserves or reductions in current mineral reserve estimates, and any title defect or loss of any lease, license, option, easement or other possessory interest for any mining property; our ability to complete technical and economic studies to determine the potential for economic extraction of rare earth minerals at our mining properties, and the risk that rare-earth extraction at our properties may not be economically viable; our ability to maintain satisfactory labor relations with unions and our employees; unanticipated or higher costs associated with pension and other postretirement benefits obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations, including for multiemployer plan withdrawal liability; uncertain availability or cost of skilled workers to fill critical operational positions and potential labor shortages caused by experienced employee attrition or otherwise, as well as our ability to attract, hire, develop and retain key personnel; and potential significant deficiencies or material weaknesses in our internal control over financial reporting.
For additional factors affecting the business of Cliffs, refer to Part I – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission.
SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Senior Director, Corporate Communications (216) 694-5316		James Kerr Director, Investor Relations (216) 694-7719
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended
(In millions, except per share amounts)	2025	2024	2025	2024	Sept. 30, 2025
Revenues	$4,313	$4,325	$18,610	$19,185	$4,734
Operating costs:
Cost of goods sold	(4,519)	(4,598)	(19,470)	(19,122)	(4,780)
Selling, general and administrative expenses	(144)	(139)	(543)	(486)	(130)
Restructuring and other charges	6	2	(86)	(129)	(3)
Acquisition-related costs	—	(30)	(1)	(44)	—
Asset impairment	—	—	(39)	(79)	—
Miscellaneous – net	13	(25)	(50)	(88)	(25)
Total operating costs	(4,644)	(4,790)	(20,189)	(19,948)	(4,938)
Operating loss	(331)	(465)	(1,579)	(763)	(204)
Other income (expense):
Interest expense, net	(152)	(135)	(594)	(370)	(153)
Loss on extinguishment of debt	(10)	—	(10)	(27)	—
Net periodic benefit credits other than service cost component	66	63	223	247	57
Changes in fair value of derivatives, net	(11)	(34)	(45)	(41)	(10)
Other non-operating income (loss)	(1)	1	1	4	1
Total other expense	(108)	(105)	(425)	(187)	(105)
Loss from continuing operations before income taxes	(439)	(570)	(2,004)	(950)	(309)
Income tax benefit	206	136	581	236	78
Loss from continuing operations	(233)	(434)	(1,423)	(714)	(231)
Loss from discontinued operations, net of tax	(2)	—	(5)	—	(3)
Net loss	(235)	(434)	(1,428)	(714)	(234)
Net income attributable to noncontrolling interests	(8)	(13)	(50)	(46)	(17)
Net loss attributable to Cliffs shareholders	$(243)	$(447)	$(1,478)	$(760)	$(251)

Loss per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.44)	$(0.92)	$(2.90)	$(1.58)	$(0.51)
Discontinued operations	—	—	(0.01)	—	—
	$(0.44)	$(0.92)	$(2.91)	$(1.58)	$(0.51)
Loss per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.44)	$(0.92)	$(2.90)	$(1.58)	$(0.51)
Discontinued operations	—	—	(0.01)	—	—
	$(0.44)	$(0.92)	$(2.91)	$(1.58)	$(0.51)

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	December 31,
(In millions)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$57	$54
Accounts receivable, net	1,442	1,576
Inventories	4,772	5,094
Other current assets	164	183
Total current assets	6,435	6,907
Non-current assets:
Property, plant and equipment, net	9,481	9,942
Goodwill	1,814	1,768
Intangible assets	1,135	1,170
Pension and OPEB assets	469	427
Other non-current assets	678	733
TOTAL ASSETS	$20,012	$20,947
LIABILITIES
Current liabilities:
Accounts payable	$1,893	$2,008
Accrued employment costs	517	486
Accrued expenses	396	375
Other current liabilities	496	492
Total current liabilities	3,302	3,361
Non-current liabilities:
Long-term debt	7,253	7,065
Pension and OPEB liabilities	655	751
Deferred income taxes	375	849
Asset retirement and environmental obligations	682	601
Other non-current liabilities	1,422	1,453
TOTAL LIABILITIES	13,689	14,080
TOTAL EQUITY	6,323	6,867
TOTAL LIABILITIES AND EQUITY	$20,012	$20,947

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
OPERATING ACTIVITIES
Net loss	$(235)	$(434)	$(1,428)	$(714)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	272	258	1,235	951
Pension and OPEB credits	(57)	(54)	(187)	(211)
Deferred income taxes	(125)	(129)	(506)	(196)
Restructuring and other charges	(6)	(2)	86	129
Asset impairment	—	—	39	79
Other	(39)	118	87	277
Changes in operating assets and liabilities, net of business combination:
Accounts receivable, net	349	106	134	364
Inventories	(84)	(195)	315	(5)
Income taxes	(2)	29	13	(17)
Pension and OPEB payments and contributions	(33)	(33)	(154)	(195)
Payables, accrued employment and accrued expenses	(47)	(191)	(78)	(401)
Other, net	(6)	55	(18)	44
Net cash provided (used) by operating activities	(13)	(472)	(462)	105
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(140)	(205)	(561)	(695)
Acquisition of Stelco, net of cash acquired	—	(2,512)	—	(2,512)
Proceeds from sale of business	53	—	53	—
Other investing activities	2	(18)	29	(5)
Net cash used by investing activities	(85)	(2,735)	(479)	(3,212)
FINANCING ACTIVITIES
Repurchase of common shares	—	—	—	(733)
Proceeds from issuance of common shares	951	—	951	—
Proceeds from issuance of debt	283	1,800	1,983	3,221
Repayments of senior notes	(685)	—	(685)	(845)
Borrowings (repayments) under credit facilities	(396)	1,513	(1,109)	1,560
Debt issuance costs	(4)	(36)	(30)	(109)
Other financing activities	(60)	(48)	(168)	(124)
Net cash provided by financing activities	89	3,229	942	2,970
Net increase (decrease) in cash and cash equivalents	(9)	22	1	(137)

Cash, cash equivalents, and restricted cash at beginning of period	73	39	60	198
Effect of exchange rate changes on cash	(1)	(1)	2	(1)
Cash, cash equivalents, and restricted cash at end of period	$63	$60	$63	$60

Restricted cash	(6)	(6)	(6)	(6)

Cash and cash equivalents at end of year	$57	$54	$57	$54

1CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE RECONCILIATION
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented Adjusted net income (loss) attributable to Cliffs shareholders and Adjusted earnings (loss) per common share attributable to Cliffs shareholders - diluted. These measures are used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry, showing results exclusive of certain non-recurring and/or non-cash items. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended
(In millions)	2025	2024	2025	2024	Sept. 30, 2025
Net loss attributable to Cliffs shareholders	$(243)	$(447)	$(1,478)	$(760)	$(251)
Adjustments:
Idled facilities chargesA	6	2	(239)	(217)	3
Changes in fair value of derivatives, net	(11)	(34)	(45)	(41)	(10)
Currency exchange	11	(20)	37	(20)	(20)
Severance	—	(3)	(25)	(16)	(5)
Loss on extinguishment of debt	(10)	—	(10)	(27)	—
Gain on sale of business	9	—	9	—	—
Loss on disposal of assets	(1)	(5)	(7)	(16)	(2)
Amortization of inventory step-up	—	(26)	6	(26)	—
Acquisition-related costs	—	(30)	(1)	(44)	—
Acquisition-related interest expense	—	(21)	—	(53)	—
Arbitration decision	—	—	—	(71)	—
Other, net	(15)	—	(18)	—	(3)
Income tax effect	5	22	73	128	9
Adjusted net loss attributable to Cliffs shareholders	$(237)	$(332)	$(1,258)	$(357)	$(223)

Loss per common share attributable to Cliffs shareholders - diluted	$(0.44)	$(0.92)	$(2.91)	$(1.58)	$(0.51)
Adjusted loss per common share attributable to Cliffs shareholders - diluted	$(0.43)	$(0.68)	$(2.48)	$(0.74)	$(0.45)

APrimarily includes asset impairments, accelerated depreciation, employee-related costs and asset retirement obligation charges

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and Adjusted EBITDA on a consolidated basis. These measures are used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry, showing results exclusive of certain non-recurring and/or non-cash items. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended
(In millions)	2025	2024	2025	2024	Sept. 30, 2025
Net loss	$(235)	$(434)	$(1,428)	$(714)	$(234)
Less:
Interest expense, net	(152)	(135)	(594)	(370)	(153)
Income tax benefit	206	136	581	236	78
Depreciation, depletion and amortization	(272)	(258)	(1,235)	(951)	(288)
Total EBITDA	$(17)	$(177)	$(180)	$371	$129
Less:
EBITDA from noncontrolling interests	$15	$20	$76	$76	$23
Idled facilities charges	6	2	(239)	(217)	3
Changes in fair value of derivatives, net	(11)	(34)	(45)	(41)	(10)
Currency exchange	11	(20)	37	(20)	(20)
Severance	—	(3)	(25)	(16)	(5)
Loss on extinguishment of debt	(10)	—	(10)	(27)	—
Gain on sale of business	9	—	9	—	—
Loss on disposal of assets	(1)	(5)	(7)	(16)	(2)
Amortization of inventory step-up	—	(26)	6	(26)	—
Acquisition-related costs	—	(30)	(1)	(44)	—
Arbitration decision	—	—	—	(71)	—
Other, net	(15)	—	(18)	—	(3)
Total Adjusted EBITDA	$(21)	$(81)	$37	$773	$143

EBITDA of noncontrolling interests includes the following:
Net income attributable to noncontrolling interests	$8	$13	$50	$46	$17
Depreciation, depletion and amortization	7	7	26	30	6
EBITDA of noncontrolling interests	$15	$20	$76	$76	$23